Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

April 16, 2014

Denbury Resources, Inc.

5320 Legacy Drive

Plano, Texas 75024

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2013 on Certain Properties owned by Denbury Resources Inc. SEC Case”, “Appraisal Report as of December 31, 2012 on Certain Properties owned by Denbury Resources Inc. SEC Case” and “Appraisal Report as of December 31, 2011 on Certain Properties owned by Denbury Resources Inc. SEC Case”, under the headings “Summary Historical Hydrocarbon and Other Reserves, Production Information and Other Data”, “Experts”, and “Exhibits” in the Registration Statement on Form S-3, registering for sale of Senior Subordinated debt securities of Denbury Resources, Inc., to be filed with the Securities and Exchange Commission on or about April 16, 2014, and to the inclusion by reference of the Denbury Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2013 in the Registration Statement on Form S-3.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716